EXHIBIT 3.(i).2

FILED
IN THE OFFICE OF THE
SECRETARY OF STATE OF THE STATE
STATE OF NEVADA
[stamp]

              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                       (After Issuance of Stock) Filed By:

           JUL 25 1997                         INTEGRA VENTURES, INC.
       No. C 3 3 0 3 - 9 7                       Name of Corporation
           ---------------
          /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE
            [stamp]

     We the undersigned Dale B. Finfrock, Jr., President and Assistant Secretary of INTEGRA VENTURES, INC.

           do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on July 24, 1997, adopted a resolution to amend the original articles as follows:

           Article 1                      is hereby amended to read as follows:

           Name of Corporation: FIRST AID DIRECT, INC.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 3,300,000: that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                    /s/ Dale B. Finfrock
                                    ---------------------------
                                    President or Vice President

                                    /s/ Dale B. Finfrock
                                    --------------------------------
                                    Secretary or Assistant Secretary

           State of           FLORIDA       )
                                            ) ss.
           County of         DADE           )

     On July 25, 1997, personally appeared before me, a Notary Public, Dale B. Finfrock, Jr., who acknowledged that they executed the above instrument.

MIRTHA S. RODRIGUEZ                            /s/ Martha S. Rodriguez
COMMISSION # CC 626325                          Signature of Notary
EXPIRES MAR 3, 2001
BONDED THRU ATLANTIC BONDING CO., INC.
      [Notary Stamp]

  (Notary Stamp or Seal)